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                                                            EXHIBIT 5.1
                            January 17, 2001



Network Access Solutions Corporation
13650 Dulles Technology Drive
Herndon, Virginia  20171

Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel for Network Access Solutions Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") of (i) 2,000,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), issuable pursuant to the exercise of stock options or other awards granted under the Company's 1998 Stock Incentive Plan (the "Plan Shares"), and (ii) 500,000 shares of the Company's Common Stock, par value $.001 per share, issuable pursuant to the exercise of stock options granted under the Company's 2000 Employee Stock Purchase Plan (the "Purchase Shares" and together with the Plan Shares, the "Shares").

      For the purposes of this opinion, we have examined copies of the following documents:

      (i)    the Registration Statement;

      (ii) the Restated Certificate of Incorporation of the Company, as amended, as filed with the Secretary of State of the State of Delaware on May 7, 1999, as certified by the Secretary of State of the State of Delaware on January 16, 2001 (the "Restated Certificate");

      (iii) the Amended and Restated By-Laws of the Company, as certified to us on January 17, 2001 by the Company's
             Secretary as being in effect on such date (the "By-
             Laws");

      (iv) resolutions of the Board of Directors of the Company adopted by unanimous written consent on March 15, 2000;

      (v) the Company's 1998 Stock Incentive Plan, as amended through June 6, 2000;

      (vi)   the Company's 2000 Employee Stock Purchase Plan; and

      (vii) such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

      In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

      In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance of Shares pursuant to the Registration Statement, (i) the Resolutions of the Board of Directors authorizing the issuance of the Shares have not have been amended, modified or rescinded, (ii) neither the 1998 Stock Incentive Plan, as amended through June 6, 2000, nor the 2000 Employee Stock Purchase Plan, as approved by the Company's Board of Directors on March 15, 2000 and the Company's stockholders on June 6, 2000, has subsequently been amended, restated or supplemented, (iii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iv) there has not occurred any change in law materially adversely affecting the power of the Company to issue or deliver the Shares or the validity of the Shares. We have also assumed that the issuance or delivery of Shares will not at the time of issuance or delivery violate or conflict with (1) the Restated Certificate, as then amended, restated or supplemented, the By-laws, as then amended, restated or supplemented, of the Company, or either the 1998 Stock Incentive Plan or the 2000 Employee Stock Purchase Plan as then amended, restated or supplemented, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is a party or by which the Company is then bound, or
(3) any law or regulation or any decree, judgment or order applicable to the Company. We have further assumed that the number of Shares to be offered and delivered pursuant to the Registration Statement will not at the time of such offering and delivery exceed the amount of such class of capital shares authorized in the Restated Certificate, as then amended, restated or supplemented, and unissued at such time.

      Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares of Common Stock to be offered by the Company pursuant to the Registration Statement have been duly authorized for issuance by the Company and, upon issuance and delivery in accordance with the terms of the 1998 Stock Incentive Plan, as to the Plan Shares, or 2000 Employee Stock Purchase Plan, as to the Purchase Shares, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Validity of the Shares" in the prospectus that constitutes a part of the Registration Statement.

                                 Very truly yours,

                                 /s/ SHAW PITTMAN
                                 SHAW PITTMAN